UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 25, 2002

LIBERATE TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Circle Star Way, San Carlos, California	94070-6200
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:	(650) 701-4000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.           Other Events

Liberate Technologies today announced that it is rescheduling its annual meeting, previously set for October 29, 2002, until after the company files its amended Annual Report on Form 10-K/A.  The two items of business on the meeting agenda are the election of the members of Liberate’s board of directors and the ratification of the board’s appointment of PricewaterhouseCoopers, Liberate’s current auditors.  After Liberate files its Annual Report on Form 10-K/A  with the SEC, the company plans to set a new meeting date and distribute supplemental proxy material, including the Annual Report on 10-K/A, to its stockholders.

                Liberate’s press release dated October 25, 2002 regarding these events is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.    Exhibits

Exhibit
Number	Description

99.1	Press release, dated October 25, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: October 25, 2002	By:	/s/ Mitchell E. Kertzman
	Name:	Mitchell E. Kertzman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated October 25, 2002.